                                                                   EXHIBIT 10.75



                                   Agreement


                                     among


                        Schlumberger Technologies, Inc.
                                 ATE Division,


                        Microelectronic Packaging, Inc.,


                                      and


                             CTM Electronics, Inc.





1.   RECITALS

     This Agreement amends, restates and replaces the Schlumberger/Microelectronic Packaging Agreement (Agreement Number 092796-1) signed on behalf of Schlumberger Technologies, Inc., a Delaware Corporation, acting through its ATE Division, with offices at 1601 Technology Drive, San Jose, CA 95110, hereinafter referred to as "Buyer" and Microelectronic Packaging, Inc., a California Corporation, with offices at 9577 Chesapeake Drive, San Diego, CA 92123, hereinafter referred to as "MPI".

     This Agreement does not address arrangements for repayment of amounts owed to Buyer for materials purchased from Buyer for orders under Agreement Number 092796-1 which is the subject of other communications between the parties.



2.   TERM OF AGREEMENT

     (a) This agreement is entered into by and among Buyer, MPI and CTM Electronics, Inc., a California corporation with offices at 9577 Chesapeake Drive, San Diego, CA 92123, hereinafter referred to as "Seller", and is effective upon execution by all three parties.

     (b) The term of this Agreement shall expire on October 31, 2000. Buyer, MPI and Seller may elect to extend or amend this Agreement at any time by mutual written agreement.



3.   GENERAL

     This Agreement and its Exhibits constitute the sole understanding between Buyer and Seller with respect to the subject of this Agreement (other than the repayment arrangements referred to in the second recital above). All prior and contemporaneous communications between the parties on this subject are superseded by this Agreement. Additional or different terms as contained in Seller's quotations, acknowledgment and invoices are superseded by this Agreement.

4.   PURCHASE ORDER/ORDER OF PRECEDENCE

     (a) This Agreement is not a commitment to purchase any services or products nor does this Agreement grant to Seller any right to exclusivity of purchases by or supplies to Buyer. Buyer will issue purchase orders or releases against blanket purchase orders.

     (b)  Subject to the foregoing,    [*]       when determining purchases of
its custom multi-chip module requirements for which Seller is an approved source.

          (i) Qualification as an approved source shall include, without limitation, [*]

  [*]                                                                      [*]
  [*]                                                                      [*]
  [*]                                                                      [*]
  [*]                                                                      [*]
  [*]                                                                      [*]
  [*]                                                                      [*]
  [*]                                   [*].



          (ii)   [*]                                                       [*]
  [*]                                                                      [*]
  [*]                                                                      [*]
  [*]                          [*].  Where Seller's multi-chip module
  related services and products meet the above-mentioned conditions, [*]   [*]
  [*]                                                                      [*]
  [*]            for services and products meeting those conditions from Seller based on capacity commitments from Seller corresponding to Buyer's forecasted
  procurements. Seller shall have [*]                      [*] of any particular
  module related service or product, [*]                                   [*]
  [*]                                                                      [*]
  [*]                    [*].



          (iii)  Following periods of [*]                                  [*]
              [*]                            , and, as regards specific multi-
  chip module related services and products, following periods where multi-chip
  modules or services [*]                                                  [*]
  [*]                                                                      [*]
  [*]           [*] shall not be under any obligation to do so within a
  particular period of time, and the actual timing will be determined in good
  faith by Buyer's needs                                                   [*]
  [*]                       [*].


[*] Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

           (iv) To the extent Seller is generally qualified as an approved source and has the appropriate engineering resources, Buyer will involve Seller sufficiently early in new design projects to permit Seller to carry out module design concurrent with Buyer system design (subject to the non-disclosure agreement executed and delivered by Buyer and Seller in connection herewith in substantially the form attached hereto as Exhibit A (the "Confidentiality Agreement")).


       (c)  [*]              [*], Buyer hereby commits to allocate at least the
following percentages of its purchase orders for the following products for delivery in the first quarter of calendar year 1998 subject to product and service qualification under subsection (b)(ii) above:



                                 Device              Percentage

                                  [*]                   [*]
                                  [*]                   [*]
                                  [*]                   [*]
                                  [*]                   [*]
                                  [*]                   [*]
                                  [*]                   [*]
                                  [*]                   [*]
                                  [*]                   [*]
                                  [*]                   [*]



5.    COMPONENTS SUPPLIED BY BUYER

      (a) Components or other items to be supplied to Seller by Buyer pursuant to purchase orders or releases against blank purchase orders for multi-chip module related services and/or products ("Consigned Items") shall be held by Seller in trust on behalf of Buyer as Buyer's property. In the event of uncertainty regarding the status of any components or other items received from Buyer, all such items received from Buyer during any period during which Seller or MPI is in arrears on payment obligations to Buyer for materials purchased under Agreement Number 092796-1 shall be considered Consigned Items subject to this Section of this Agreement. Seller shall receive Consigned Items and shall store them carefully and properly, without any charge to Buyer, in such manner as shall keep their ownership by Buyer at all times clear and shall perform all acts required by law to protect the rights of Buyer to such items. Seller accepts responsibility for management and care of Consigned Items while they are in Seller's possession to the same extent as though they were Seller's own, including, but not limited to, maintenance of records of quantity, removal, return, and location.

[*] Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

      (b) All Consigned Items shall remain Buyer's property while in Seller's possession, and shall not cease to be Buyer's property through any action of Seller, including assembly into a multi-chip module.

      (c) Consigned Items shall at all times be subject to Buyer's direction and control, and upon demand by Buyer for return of any Consigned Items not incorporated into multi-chip module related services or products, Seller shall promptly return, at Buyer's expense, such Consigned Items under this Agreement if requested by Buyer. Where practical, Consigned Items shall be segregated from other similar property.

      (d) Seller shall be responsible to and shall reimburse Buyer for all loss and expense to Buyer resulting from (i) damage to, loss of or destruction of the Consigned Items except loss or damage by fire or other normally insurable perils or earthquakes, other natural disasters or Acts of God regardless of insurability, (ii) improper workmanship (subject to the five percent allowance described in the following sentence) or (iii) levy or attachment of any court process or lien thereon while in Seller's possession. Seller shall not be liable for (i) electronically defective die, (ii) die that does not pass incoming inspection upon arrival at Seller's premises, or (iii) up to a five percent defective rate for die of a particular specification (e.g. ELIC2 or DIC2), regardless of the number of die in a given product, that pass incoming inspection and are defective for reasons other than electronic defects. Buyer shall assume the risk of loss or damage to Consigned Items by fire or other normally insurable perils or earthquakes, other natural disasters or Acts of God regardless of insurability, while in possession of Seller. If Seller requires consigned components from Buyer to replace or repair product under this Agreement, Buyer shall supply such consigned components to Seller at Buyer's cost for supplying such consigned components.

      (e) Seller and MPI shall severally indemnify Buyer against any material loss or damage to Consigned Items caused by acts of Seller or MPI not authorized by this Agreement.



6.    SCOPE

      (a) Buyer and Seller have resolved to enter into this Agreement for Seller to provide services and supply product as defined in Exhibit B for use in Buyer's systems.

      (b) Product and service must meet the specifications (acceptance criteria) set forth in Exhibit B (the "Specifications"). Any changes in the Specifications must be agreed in advance in writing by Buyer and Seller.

      (c) Payment will be made only in respect of products meeting the Specifications and being accepted by Buyer.

7.    DELIVERABLES

      (a) On execution of this Agreement, Seller will deliver to Buyer (or place in escrow) all documents, data and information sufficient to allow performance of manufacturing services and manufacture of the products if Seller fails to deliver products including, without limitation, copies of product drawings, schematics, diskettes, and contracts with vendors relied upon by Seller for essential components of the products. For the avoidance of doubt, by delivery of the foregoing, Seller does not relinquish any rights of ownership of process or design it otherwise has. Subject to Buyer's right to use such documents, data and information to obtain manufacturing services and products pursuant hereto, Buyer shall make reasonable efforts to protect the confidentiality of said documents, data and information, in accordance with the Confidentiality Agreement, to the extent confidential or proprietary or otherwise meriting such protection.

      (b) On execution of this Agreement, Seller will provide to Buyer written details setting out Seller's manufacturing plan to ensure consistent supply of products covered by this Agreement, indicating where the products will be manufactured and including a list of all vendors supplying parts, components or raw materials for multi-chip modules. Subject to Buyer's compliance with its major customers' operational oversight programs, Buyer shall make reasonable efforts to protect the confidentiality of said information, in accordance with the Confidentiality Agreement, to the extent confidential or proprietary or otherwise meriting such protection.

      (c) Buyer may, from time to time, request upgrades to the products and the Specifications requiring modification or redesign of some or all of the products in accordance with this Agreement. Seller shall be given first refusal to undertake such modification or redesign. In the event that Seller refuses, such modification may be offered to a third party and Seller agrees to provide any necessary information to allow such party to proceed with the desired upgrade under a royalty-free license subject to such conditions of confidentiality and other terms and conditions upon which Seller, Buyer and the third party may reasonably agree.

8.    PRICING

      (a) Temporary prices for products supplied under this Agreement are set forth in Exhibit C. As a condition to the continuance of this agreement, Buyer and Seller will have to agree on a new Price list no later than January 31, 1998. Thereafter, Buyer and Seller will meet periodically to review forward pricing with the goal of arriving at prices that will give Buyer a cost competitive multi-chip module and Seller an acceptable profit margin. Either Buyer or Seller can request a meeting.

      (b) Where appropriate, Buyer and Seller shall enter into further agreements dealing with non-recurring engineering, payments for modifications or upgrades being paid at the time of design approval, and meeting new specifications agreed between the parties.

      (c) Seller warrants that the prices to be charged for products or services identified herein do not exceed prices charged to other customers for similar quantities and delivery requirements of the same products or services. Any lower price charged to such other customers and all price decreases applicable to products or services which are similar under all relevant circumstances to the products or services ordered under this Agreement shall automatically reduce the unit price of unshipped products and services not yet rendered by a comparable percentage.

      (d) In connection with the discount, if any, offered by Seller for prompt payment, time will be computed from the latest of:

           (i)   the scheduled delivery date; and

           (ii)  the actual delivery date.



9.    GENERAL TERMS OF DELIVERY

      Seller commits to delivery of new orders based on the terms outlined in Sections 13 and 14 and Exhibit C for individual purchase orders based on this Agreement.



10.   INVOICES

      Invoices shall be submitted in duplicate and shall include the following information: purchase order number, product number, description of products, sizes, quantities, unit prices, and extended totals in addition to any other information specified elsewhere therein. Bills of lading or express receipts shall accompany each invoice. Payment of invoice shall not constitute acceptance of products and shall be subject to adjustment for errors, shortages, defects in the products, and other failure of Seller to meet the specific and unambiguous requirements of the applicable order.



11.   TAXES AND EXPENSES

      The prices set forth in Exhibit C do not include applicable Federal, State or local taxes, but they do include all miscellaneous charges including, but not limited to, duties, customs, tariffs, and surcharges. All such charges shall be stated separately on Seller's invoice. Seller warrants that all applicable duties, tariffs, customs, and miscellaneous charges incurred by Seller due to component purchases which are Sellers' responsibility have been satisfied and that no resulting liabilities pass through to Buyer.

12.   OVERSHIPMENTS

      Buyer reserves the option to return at Seller's expense any shipment of products either significantly in excess of the amount ordered pursuant to this Agreement, or significantly in advance of the agreed upon schedule. Such shipments will be held at Seller's risk and expense including reasonable storage charges while awaiting shipping instructions.



13.   PACKING AND SHIPMENT

      (a) Unless otherwise specified, all products shall be packed, marked and otherwise prepared for shipment in a manner which is:

           (i)    in accordance with good commercial practice,

           (ii) acceptable to common carriers for shipment at the lowest rate for the particular product and in accordance with I.C.C. and similar regulations; and

           (iii) adequate to insure safe arrival of the product at the named destination and for storage and protection against foreseeable weather.


      (b) Seller shall mark all containers with necessary lifting, handling, and shipping information, and purchase order numbers, date of shipment, and the names of Seller and Buyer. An itemized packaging sheet must accompany each shipment unless otherwise specified.

      (c) No partial or complete delivery shall be made prior to the dates shown on the applicable order or separately scheduled unless Buyer has given prior written permission.



14.   F.O.B. POINT


      Unless otherwise specifically provided herein, the products shall be delivered on an F.O.B. Origin basis to Buyer's designated location. Freight will be paid by Buyer on a prepay and bill basis, or as indicated on Buyer's purchase order as to which Seller agrees in writing. Buyer shall be responsible for all duties, customs, tariffs, and surcharges which may be incurred due to any Buyer requested export shipments. Seller will provide, with Buyer's reasonable cooperation, all necessary documentation required in the process of exporting Products covered under this Agreement. Failure to provide such documentation in a timely manner would constitute a breech of this Agreement. Buyer and Seller agree to comply with all applicable U.S. export laws.

15.   WARRANTY

      (a) Subject to the warranty period specified in Exhibit C, Seller warrants that all products and services delivered (including all incorporated components and raw materials that have not been directly or indirectly supplied by or through Buyer) shall be free from defects in workmanship, materials, and manufacture, shall comply with the specifications of this Contract (including compliance with any drawings or the Specifications and to any samples furnished by Seller), shall be new unless otherwise agreed, and, where design is Seller's responsibility, shall be free from defects in design. Seller further warrants all products shall be fit and suitable for the purposes reasonably understood by Seller to be intended by Buyer except where Buyer's design or specifications, or Buyer-supplied components, cause the products to be otherwise. The foregoing warranties are in addition to all other express warranties in this Agreement or in writing from Seller and shall survive any delivery, inspection, acceptance and payment by Buyer.


      (b) If any product does not meet the warranties specified herein for reason other than Buyer's design or specification or components supplied by or on behalf of Buyer, Buyer may at its election:

           (i) require Seller promptly to correct, at no cost to Buyer, any defective or non-conforming products by repair or replacement, at Seller's location; or

           (ii) return such defective or non-conforming products at Seller's expense to Seller, and receive from Seller the order price thereof. The foregoing remedies are in addition to all other remedies at law or in equity or under this Agreement, for damages or otherwise, and shall not be deemed to be exclusive. All warranties shall run to Buyer only.


      (c) Buyer's approval of Seller's product or design shall not relieve Seller of the above warranties, nor shall waiver by Buyer of any drawing or specification requirement for one or more of the products constitute a waiver of such requirements for the remaining products unless so stated by Buyer in writing. The provisions of this section shall not limit or affect the rights of Buyer under the section entitled "Inspection".


      (d) Claims by Buyer under this warranty shall be made after final acceptance by Buyer and prior to the end of the warranty period, as defined in Exhibit D, unless specifically agreed otherwise in writing.

16.   INSPECTION

      (a) All products purchased pursuant hereto shall be subject to inspection and test by Buyer to the extent practicable at all times and places during and after the period of manufacture and, in any event, prior to final acceptance. If inspection or test is made by Buyer on Seller's premises, Seller without additional charge shall provide all reasonable facilities and assistance for the safety and convenience of Buyer's inspectors. No inspection or test made prior to final acceptance shall relieve Seller from responsibility for defects or other failure to meet the requirements of this Agreement.

      (b) In case any product is materially defective in materials or workmanship, that have not been directly or indirectly supplied by or through Buyer, or otherwise not in conformance with the requirements of this Agreement through no fault of Buyer, Buyer shall, in addition to its rights under subsection 15(b), have the right to conditionally accept it. Buyer reserves the right to return such conditionally accepted products for credit within a reasonable period of time in the event Buyer determines that such products are unsuitable for its purposes expressed in writing by Buyer to Seller at or prior to the time of the applicable order. With respect to any product which has been rejected or required to be corrected, Seller shall incur all cost associated with replacement of rejected or returned items (so as to include shipping costs and freight costs). If, after request by Buyer, Seller fails promptly to replace or correct any defective product within the delivery schedule (unless such failure is the result of Buyer's failure to provide the necessary Consigned Items on a timely basis or other delay caused Buyer), Buyer may:

           (i) without further notice, terminate this Agreement for default in accordance with the section entitled "Termination for Default"; or

           (ii) utilize the deficient product and require an appropriate reduction in price.


      (c) Notwithstanding any prior inspection or payments, all products shall be subject to final inspection and acceptance by Buyer's location within a reasonable time after delivery, as defined in Exhibit B.

      (d) Seller shall provide and maintain its own inspection system which is acceptable to Buyer as agreed between Buyer and Seller. Records of all inspection work shall be available to Buyer during the performance of this Agreement and for such further period as Buyer reasonably may require.

      (e) Buyer may accept or reject shipments in accordance with its established lot inspection procedures. Where rejection of shipment is appropriately based on Buyer's normal inspection level, then after consultation with Seller regarding Buyer's lot inspection procedures and proposed test procedures, Buyer may elect, at Seller's sole cost, to conduct 100% testing of such shipment (provided that Seller will not be charged if it becomes clear that the problem is not with Seller's products or services).

      (f) Where such rejection endangers Buyer's production schedule by reason of the fact that at least some of the products are necessary to meet such production schedules, then Buyer at its option may charge Seller for the reasonable costs of an above normal level of inspection up to and including 100% inspection of such shipment and shall consult with Seller regarding test procedures (provided that Seller will not be charged if it becomes clear that the problem is not with Seller's products or services).



17.   CHANGES

      (a) Buyer may at any time, by a written change order, and without notice to sureties or assignees, suspend performance under an order, increase or decrease the order quantities, or make changes in any one or more of the following:

           (i)    applicable drawings, designs, and specifications;

           (ii)   method of shipment or packing; and

           (iii)  place of delivery.


      (b) If any such change causes an increase or decrease in the cost of or the time required for performance of this Agreement or the applicable order, an equitable adjustment shall be made in the price or delivery schedule, or both, and this Agreement or the applicable order, or both, shall be modified in writing accordingly. No claim by Seller for adjustment hereunder shall be valid unless (i) accepted in writing by Buyer, which acceptance shall not be unreasonably withheld, and (ii) accompanied by an estimate of costs within thirty (30) days from the date of receipt by Seller of the written change order and, in any event, Seller must submit its final claim in writing with supporting documentation within thirty (30) days following Buyer's payment of Seller's final invoice. Failure of Seller to timely assert such a claim shall constitute an unconditional and absolute waiver by Seller of any right to make a claim for adjustment. Changes required to comply with new or amended safety regulations shall be made at Seller's cost in accordance with a timetable to be agreed upon by Buyer and Seller so as to ensure substantially uninterrupted supply of the product. If new or amended safety regulations impose a significant cost increase on Seller, Buyer agrees to re-negotiate the applicable pricing structure due to changed regulations.

      (c) Any changes required to address recurring design or reliability problems due to Seller's design or workmanship and noted by Buyer in a written notice to Seller shall be undertaken at Seller's cost. Seller will also be responsible to present a plan to retroactively repair, under the terms of the "Warranty" section, all products previously delivered to Buyer to prevent failures due to Seller's design or workmanship defects, at Seller's cost.


      (d)  To the extent that failure of Buyer to deliver or arrange delivery of
die results in  [*]                                                  [*] if (i)
Seller notifies Buyer of its intention to       [*]                  [*]
[*]                                                                  [*]
[*]                                                                  [*]
[*]                                                              [*], then Buyer
agrees to [*]                                                        [*]
[*]                                                                  [*]
[*]                             [*].


      (e) Buyer may verify claims hereunder and Seller shall make available to Buyer upon its reasonable request all relevant books, records, inventories, and facilities for its inspection. Subject to Buyer's right to use such documents, data and information to verify Seller's claims and defend its interests pursuant hereto, Buyer shall make reasonable efforts to protect the confidentiality of said documents, data and information, in accordance with the Confidentiality Agreement, to the extent confidential or proprietary or otherwise meriting such protection.




18.   REPAIR

      Seller undertakes to maintain the ability to repair product or part of a product supplied by Seller (excluding components purchased from Buyer) under this Agreement such that any product so repaired shall meet the Specifications. Responsibility for returning the product or part to be repaired shall be with Buyer. Seller undertakes to dispatch repaired products or parts within the period as defined in Exhibit C, after receipt of the product or part to be repaired. Seller may, at its choice, replace a product or part returned for repair with an equivalent new product or part which meets specification.

[*] Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

19.   PROTECTION IN CONNECTION WITH WORK DONE AT OTHER PARTY'S  PLANT

      Seller shall take such steps as may be reasonably necessary to prevent personal injury or property damage during any work hereunder that may be performed by any employees, agents or subcontractors of Seller at Buyer's location(s) and Seller shall defend, indemnify and hold harmless Buyer from and against all loss, liability, and damages arising from, or caused directly or indirectly by an act or omission of such employees, agents or subcontractors of Seller. Seller shall maintain such insurance against public liability and property damage, and such Employees' Liability and Compensation Insurance as will protect Buyer against the aforementioned risks and against any claims under any Workman's Compensation and occupational disease and injury Acts. Buyer will take similar steps to protect Buyer's employees, agents or subcontractors at Seller's location.



20.   TERMINATION FOR DEFAULT

      (a) It is understood and agreed that TIME IS OF THE ESSENCE under this Agreement and any extension affected by any change order. Buyer may, by written notice stating the reasons for termination, terminate this Agreement or any order hereunder in whole or in part if Seller:

           (i) repeatedly fails to make delivery of the products or to perform the services within the time specified or any extension thereof by written change order or amendment (unless such failure is the result of Buyer's failure to provide the necessary consigned items on a timely basis or other delay caused by Buyer);

           (ii) fails to replace or correct defective products in accordance with the provisions of the "Warranty" and "Inspection" sections (unless such failure is the result of Buyer's failure to provide the necessary consigned items on a timely basis or other delay caused by Buyer); or overall quality is determined to be below standard as demonstrated by repeated failures of the products to pass inspection, and failures during the Warranty period;

           (iii) fails to perform any of the other material provisions of this Agreement or so fails to make progress as to endanger performance in accordance with the terms hereof, including delivery schedules (unless such failure is the result of Buyer's failure to provide the necessary consigned items on a timely basis or other delay caused by Buyer or is otherwise caused by Buyer); or

           (iv) files for receivership under applicable Federal or State law, files or has filed against it a petition for bankruptcy which is not dismissed or stayed within thirty (30) days, or makes an assignment for the benefit of creditors.


      (b)  Buyer may, by written notice, terminate this Agreement in whole or in part if MPI files for receivership under applicable Federal or State law, files or has filed against it a petition for bankruptcy which is not dismissed or stayed within thirty (30) days, or makes an assignment for the benefit of creditors.


      (c) If this Agreement is terminated pursuant to subsection 20(a), Buyer, in addition to any other rights provided herein, may upon payment by Buyer of any amount due to Seller hereunder require Seller to transfer title (under subsections (i) or (ii)) and deliver to Buyer, in the manner, time, and to the extent reasonably directed by Buyer in accordance with this Agreement:

           (i)    any completed products and Consigned Items; or

           (ii) any partially completed products and materials, parts, tools, designs, fixtures, plans, drawings, information, and contract rights as Seller has produced or acquired for the performance of the terminated part of the applicable order; and

           (iii) Seller shall grant Buyer an assignable, non-exclusive license to use and license others to use, Seller's designs, processes, drawings, and technical data to permit Buyer's completion of the terminated part of an order under this Agreement. The aforementioned license shall be royalty-free where and to the extent it pertains to Seller's designs, processes, drawings, and technical data developed under contract with Buyer, unless the total cost to Buyer of completing terminated parts of the applicable order is less than Buyer's total cost would have been if Seller had completed the order. Seller shall, upon direction of Buyer, protect and preserve Consigned Items encompassed in this section in the possession of Seller. Subject to Buyer's rights to use and assign the foregoing to obtain manufacturing services and products pursuant hereto, Buyer shall make reasonable efforts to protect the confidentiality of said documents, data and information, in accordance with the Confidentiality Agreement, to the extent confidential or proprietary or otherwise meriting such protection.

           (iv) Payment for completed products delivered to and accepted by Buyer shall be in an amount reasonably and promptly agreed upon by Seller and Buyer; provided, however, such amount shall not exceed the order price per unit, and Seller's obligation hereunder to carry out Buyer's direction as to delivery, protection, and preservation shall not be contingent upon prior agreement as to such amount.


      (d) If Buyer issues a notice of termination for default and it is subsequently determined that Buyer's termination under this section is inappropriate, the termination shall, unless Buyer otherwise specifically indicates in writing, be deemed by Buyer and Seller to have been originally issued under the section entitled "Termination for Convenience", and the rights and liabilities of the parties shall be governed by such section.


      (e) Failure of Buyer, MPI or Seller to enforce any right under this section shall not be deemed a waiver of any other right hereunder. The rights and remedies of Buyer under this section shall not be exclusive and are in addition to any other right and remedies provided by law or equity or under this Agreement. In the event Buyer reasonably anticipates any default under subsection 20(a), Buyer may, in its sole discretion, require adequate assurance of future performance in such form as Buyer may reasonably specify, and if such assurance is not given to Buyer promptly, Buyer shall have the right to terminate this agreement in whole or in part forthwith.



21.   TERMINATION FOR CONVENIENCE

      (a) Buyer may terminate this Agreement upon one hundred twenty (120) days written notice to Seller or MPI without cause and without any legally binding commitments other than those specific obligations created through the use of formal purchase orders or other agreements with their respective terms and conditions.


      (b) Buyer may terminate work under a purchase order for production units in whole, or from time to time in part, by giving written notice to Seller specifying the extent to which performance of work is terminated and the time at which such termination becomes effective.


      (c) In the event Buyer elects to terminate only a portion of such order, Seller shall continue the performance of that order to the extent not terminated.


      (d) Within thirty (30) days after receipt of the notice of termination, Seller shall submit to Buyer its written termination claim. Failure of Seller to timely submit its termination claim shall constitute an unconditional and absolute waiver by Seller of any claim arising from Buyer's notice of termination.

      (e) Seller shall reasonably assess costs of raw materials, work in process and subassemblies as may be included within its termination claim to determine whether or not such items may be used by Seller for the manufacture of associated products or diverted for any other purpose, and to correspondingly reduce its termination claim by the value of such items. When settlement has been made, title to any such items determined not usable by Seller and charged to Buyer in the termination claim shall vest in Buyer upon payment of the claim and shall forthwith be delivered to Buyer.


      (f) Seller's termination claim shall consist solely of the following: (1) completed products accepted by Buyer and not theretofore paid for, the sum determined by multiplying the number of such products by the unit price as specified in Exhibit C or in the applicable order, (2) the total of (i) the cost of work in process not to exceed the average unit cost multiplied by the number of units in process (provided, however, that such number of units in process shall not exceed that amount which has been previously placed on firm release by Buyer (such amounts shall not exceed any costs attributable to Seller's products paid or to be paid under subsection (f)(1) above)) and (ii) a sum as profit on subsection (f)(2)(i) at a rate not to exceed the rate used in establishing the original purchase price (provided, however, if Seller would have sustained a loss on the purchase order had it been completed, no profit shall be included or allowed, and an appropriate adjustment shall be made reducing the amount of settlement to reflect fifty percent (50%) of the indicated rate of loss), (3) the cost (book value on a first-in-first-out basis) of safety stock as determined in Exhibit C hereto, and (4) in the case of partial termination, economies of scale reflected in direct manufacturing costs (no overhead absorption to be taken into consideration).

      (g)  The total sum to be paid to Seller under subsections (f)(1) and
(f)(2) above, shall not exceed the total order price reduced by the amount of payments otherwise made and as further reduced by the price of work not terminated under the order.


      (h) Upon payment by Buyer to Seller of any such claims, all material, whether completed or not, shall become property of Buyer and be shipped to Buyer as Buyer shall indicate within thirty (30) days of payment, or if Seller is not notified by Buyer, be disposed of at Seller's discretion.


      (i) In no event shall Seller be entitled to incidental or consequential damages, anticipated or projected profits (except as provided in subsection
(f)(2)) costs or prepaid claims, attorneys' fees, costs of tooling or equipment (except as required specifically by Buyer) or sales or agents' commissions on the terminated quantity.

     (j) Buyer reserves the right to verify claims hereunder, and Seller shall make available to Buyer upon its request all relevant books, records, inventories and facilities for its inspection. Subject to Buyer's right to use such information to verify and defend its claims hereunder, Buyer shall protect the confidentiality of Seller's proprietary data and information acquired pursuant to this section, in accordance with the Confidentiality Agreement, to the extent confidential or proprietary or otherwise meriting such protection. In the event Seller fails reasonably to afford Buyer its rights under this subsection, Seller shall be deemed to have relinquished its claim asserted under the provisions of this section.

22.  AVAILABILITY ASSURANCE

     (a) The products described herein shall be available for purchase from Seller for a minimum of seven (7) years from the date of this Agreement or such shorter term as Buyer's customer for the associated product shall impose on Buyer, as notified in writing by Buyer to Seller, unless this Agreement is terminated earlier by Buyer. Seller agrees to maintain availability of the number of fully functional products, spares and parts (commonly referred to herein as safety stock) specified in Exhibit C for the term of this Agreement. In the event that Seller is notified by its vendor(s) of the discontinuance of any subcomponent(s), Seller agrees to immediately notify Buyer of this change and propose, as quickly as practicable, possible substitute subcomponents and appropriate changes in process or method of manufacturing in accordance with the provisions of section 37 below as regards notification and approval (provided however that the one month notice period referred to therein may be accelerated as appropriate under the circumstances). In the event Seller is unable or unwilling to continue production of the products described herein, Seller agrees to give Buyer six months notice prior to ceasing production. At the time Seller notifies Buyer of any such cessation, Buyer shall be permitted to place additional orders for such product in order to satisfy Buyer's anticipated post-cessation requirements. At this time, Seller will also make available to Buyer -- subject to the Confidentiality Agreement, reasonable confidentiality undertakings (substantially in the form of the confidentiality agreement attached hereto as Exhibit A) by any third party and appropriate licenses and permissions for the manufacture of the products -- complete and updated manufacturing details of the products, including the documents, data and information mentioned in sections 7(a) and 20(c)(iii), for the purpose of appointing another manufacturer to proceed on Buyer's behalf.

     (b) Buyer will have the first right of refusal in the event Seller wishes to or must dispose of its manufacturing facilities for multi-chip modules. Seller shall notify Buyer in advance of any serious discussions with any third party regarding the possible transfer of said facilities, and shall notify any such third party of Buyer's first right of refusal hereunder before receiving any offer from such party regarding such a transfer. Buyer's first right of refusal shall be subject to Buyer's willingness, after a reasonable notice and reasonable time for analysis and due diligence, to match the price quoted in any irrevocable cash offer from a third party with the financial wherewithal to carry out such a transaction.

     (c) Buyer will have the right to operate the multi-chip module manufacturing facilities, under the license specified below and subject to the Confidentiality Agreement, in the event Seller is financially unable to do so or is prevented from doing so by MPI under circumstances associated with financial difficulties of MPI. Should Buyer wish to exercise that right, MPI will provide a royalty free license allowing Buyer to use the documents, data and information mentioned in subsections 7(a) and 20(c)(iii) in the conduct of the factory operations. The right to operate the factory will revert to Seller when it is able to reassume that responsibility.

23.  EXCLUSIVITY

     (a) Seller covenants that the specific services and products ordered by Buyer under this Agreement and based upon unique proprietary specifications or drawings, or other data or know-how furnished by Buyer, will be supplied to Buyer on an exclusive basis for the term of this Agreement.

     (b) Seller shall not act as a selling agent of specific products based upon unique proprietary specifications or drawings, or other data or know-how furnished by Buyer or otherwise produced for Buyer pursuant to this Agreement, to any existing or impending customers or competitors of Buyer. Seller shall notify Buyer if Seller is requested to provide such product directly to any end user, and shall obtain written authorization from Buyer to begin acting as a selling agent of the product, as contained in this Agreement.

24.  WAIVER

     The failure of any party hereto at any time to enforce any of the provisions of this Agreement, or to exercise any election or option provided herein, or to waive or require performance by any other party hereto of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or such party's rights, nor in any way to affect the validity of this Agreement or any part hereof, or the right of such party thereafter to enforce each and every such provision.

25.  PATENTS, ROYALTIES AND ENCUMBRANCES

     All products and Consigned Items supplied shall be free from claims of others with respect to royalties, liens, patent rights and other encumbrances and charges. Buyer and Seller/MPI agree to defend, indemnify, and hold harmless the other party from and against all claims, demands, expenses, costs, and actions for actual or alleged infringements of patent rights in the use, sale or resale of its product or Consigned Item, as applicable.

26.  COMPLIANCE WITH LAWS

     Seller warrants that no law, rule or ordinance of the United States, any State or any other governmental agency has been violated in the manufacture or sale of the products or in the performance of services covered by this Agreement and will defend, indemnify and hold Buyer harmless from and against any loss, expense, cost or damage as a result of any such actual or alleged violation. Upon reasonable written request by Buyer, Seller agrees to execute and furnish a certification of compliance, which may be on Buyer's form and which shall certify Seller's compliance with all applicable Federal, State or local laws or regulations, including but not limited to FLSA, EEO, OSHA, and any economic control statutes or regulations.

27.  FEDERAL EMPLOYMENT OPPORTUNITY

     Seller agrees not to discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. Applicable provisions of Executive Order 11246 issued September 24, 1965, as amended and the rules and regulations of the Secretary of Labor thereunder, including exceptions therein, govern this Agreement and are incorporated herein by reference.

28.  AFFIRMATIVE ACTION FOR HANDICAPPED WORKER

     The Affirmative Action clause in 41 CFR 60, subsection 741.4 and the implementation rules and regulations of the Department of Labor associated therewith are incorporated herein by reference, unless an applicable order is under $2,500. As used in said clause, "Contractor" means Seller.

29. AFFIRMATIVE ACTION FOR SPECIAL DISABLED VETERANS AND VETERANS OF THE VIETNAM-ERA

     The Affirmative Action clause of 41 CFR 60 subsection 250.4 and the implementing rules and regulations of the Department of Labor associated therewith are incorporated herein by reference, unless an applicable order is under $10,000. As used in said clause, "Contractors" means Seller, and "Contract" means an order.

30.  GRATUITIES

     Seller warrants that it has not offered or given and will not offer or give to any employee, agent or representative of Buyer any gratuity with a view toward securing any business from Buyer or influencing such person with respect to the terms, conditions or performance of any contract with or order from Buyer. Any breach of this warranty shall be a material breach of each and every contract between Buyer and Seller.

31.  NONDISCLOSURE OF CONFIDENTIAL MATTER AND PUBLICITY

     Buyer's unique proprietary specifications or drawings, or other data furnished by Buyer in connection with products or services contemplated by this Agreement shall be treated as confidential information by Seller, shall remain Buyer's property and shall be promptly returned to Buyer upon request. Seller will take all reasonable measures necessary to protect such confidential information as is done protecting their own confidential information; provided, however, that such information will not be considered confidential if (i) legitimately possessed or known to Seller on a non-confidential basis prior to its disclosure to Seller by Buyer, or (ii) generally available to the trade or public through any reasons except disclosure by Seller, or (iii) received by Seller from a third party in good faith without breach of a confidential relationship between the third party and Buyer. Any publicity regarding this Agreement (pictures, descriptions or samples thereof) is prohibited except with Buyer's written approval. Seller may disclose the terms of this Agreement if such disclosure is required, in Seller's opinion, by its reporting obligations under the Securities Exchange Act of 1934, as amended; provided that Seller shall take reasonable actions to seek confidential treatment for those terms and provisions for which Buyer reasonably requests confidential treatment.

32.  ASSIGNMENTS AND SUBCONTRACTS

     No right or obligation under this Agreement (including the right to receive money due hereunder) shall be assigned by Seller, and Seller shall not enter into any subcontracts with respect to this Agreement without the prior written consent of Buyer. Any purported assignment, without such consent, shall be null and void and Buyer shall not be obligated to recognize any claim from Seller resulting from a subcontract except as previously consented to by Buyer. Buyer may assign its rights hereunder to any affiliate.

33.  BUYER-FURNISHED TOOLS

     All tools and other materials furnished by Buyer for use in the performance of this Agreement and not covered by section 5 of this Agreement shall remain the property of Buyer, shall be used by Seller in the performance of this Agreement only in accordance with the requirements of the applicable order relating to such use, and shall be returned to Buyer upon the completion or termination of the order. Seller agrees to exercise reasonable care in safeguarding and preserving all Buyer-furnished property and assumes all responsibility for loss, damage or destruction while such property is within Seller's possession or control.

34.  SPECIAL TOOLING

     If special tooling used in the performance of an order has been charged to the applicable order, or to other orders placed by Buyer, title to such special tooling shall vest in Buyer at the option of Buyer. Such tooling is to be used only in the performance of such orders unless otherwise approved by Buyer. Seller agrees that it will follow normal industrial practice in the identification and maintenance of the property control records on all such tooling, and will make such records available for inspection by Buyer or any local, state or federal governmental body or instrumentality lawfully demanding said records, at all reasonable times. After the termination or completion of such order(s) and upon the request of Buyer, Seller shall furnish a list of such tooling in the form reasonably requested and shall make such tooling available for disposition to Buyer.

35.  GOVERNMENT CONTRACTS

     If Buyer informs Seller that an order is issued for any purpose which is either directly or indirectly connected with the performance of a prime contact with a government or a subcontract thereunder, each of the clauses set forth in the federal acquisition regulations (or similar procurement regulations) applicable to the prime or subcontract is incorporated herein by reference and applies to Seller as though Seller were a prime contractor and in such manner as will enable Buyer to meet its obligations arising out of the government prime or subcontract. Buyer shall use reasonable efforts to assist Seller in obtaining copies of applicable rules and regulations not otherwise applicable to Seller's operations, provided, however, that Seller shall at all times be solely responsible for obtaining appropriate legal guidance as to its obligations and agrees that Buyer shall bear no responsibility whatsoever in that regard.

36.  FORCE MAJEURE

     In the event of an actual or potential delay or failure of performance because of acts of God, or other causes beyond Seller's reasonable control, Seller shall immediately give notice thereof to Buyer. In the event of the foregoing, Buyer has the option of (i) extending the time of performance or (ii) terminating the uncompleted portion of the order as described under termination for convenience.

37.  CHANGES IN PROCESS OR METHOD OF MANUFACTURING

     Seller agrees that it will not invoke any changes in process or method of manufacturing or use of vendors specified in any agreed manufacturing plan applicable to the products or services being supplied pursuant to this Agreement or during the term of this Agreement without Buyer's written consent. Seller further agrees that any contemplated changes to this plan shall not be made unless Buyer has been informed in writing at least one month in advance of such change and has indicated approval of the change in writing. Buyer agrees not to withhold approval unless there are concerns about the ability of Seller to maintain consistency and reliability of supply of products meeting specification and an ability to support installed systems at Buyer's customers under the new plan.

38.  NOTICE

     All notices to be given or served hereunder shall be given or served in writing either in person, by U.S. Mail, postage prepaid, by telegram or by Federal Express or another reputable overnight carrier. All such notices shall be effective upon receipt and addressed as follows:


     To Buyer at            SCHLUMBERGER TECHNOLOGIES
                            1601 TECHNOLOGY DRIVE
                            SAN JOSE, CALIFORNIA  95110
                            UNITED STATES
                            ATTN:  BRUCE TARBOX

     To Seller and MPI at   MICROELECTRONIC PACKAGING, INC.
                            9577 CHESAPEAKE DRIVE
                            SAN DIEGO, CALIFORNIA   92123
                            UNITED STATES
                            ATTN:  ANDREW WROBEL


or such other address that Buyer, MPI or Seller may designate by notice to the other from time to time in accordance with this section.

39.  SEVERABILITY

     The invalidity in whole or in part of any provision shall not affect the validity of any other provision.

40.  INTERPRETATION

     This Agreement shall be governed by, subject to, and construed in accordance with the laws of the State of California. The United Nations Convention for the international Sale of Goods does not apply to this Agreement. This Agreement shall not be modified, supplemented, qualified or interpreted by any trade usage or prior course of dealing not made a part of this Agreement by its express terms.



                           SCHLUMBERGER TECHNOLOGIES, INC.



                           By    /s/ Dieter Kraemer
                                 -------------------------

                           Name  Dieter Kraemer
                                 -------------------------
                           Title Director Global Materials
                                 -------------------------
                           Date     1/15/98
                                 -------------------------



                               CTM ELECTRONICS, INC.


                           By    /s/ Denis J. Trafecanty
                                 -----------------------

                           Name  Denis J. Trafecanty
                                 -------------------
                           Title Chief Financial Officer
                                 -----------------------
                           Date  January 14, 1998
                                 ----------------


                           MICROELECTRONIC PACKAGING, INC.


                           By    /s/ A. Wrobel
                                 ------------------

                           Name  Andrew K. Wrobel
                                 ------------------
                           Title President & C.E.O.
                                 ------------------
                           Date     1/14/98
                                 ------------------

                                   EXHIBIT A


                           CONFIDENTIALITY AGREEMENT


          This Confidentiality Agreement (this "Agreement") is entered into as of this __ day of January, 1998, by and between Schlumberger Technologies, Inc., a Delaware corporation (including its successors, transferees and permitted assigns, "Schlumberger"), Microelectronic Packaging, Inc., a California corporation (including its successors, transferees and permitted assigns, "MPI"), and CTM Electronics, Inc., a California corporation (including its successors, transferees and permitted assigns, "CTM"). In connection with an Agreement, of even date herewith, among Schlumberger, MPI and CTM regarding the production of custom multi-chip modules and services in connection therewith (the "Stated Purpose"), each of the parties to this Agreement may disclose certain of its proprietary and confidential information concerning its business, affairs and technology to another party. In consideration of the mutual agreements, undertakings and covenants set forth in this Agreement, for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, and as a condition to the furnishing by one party (in such capacity, the "Disclosing Party") of such information as the Disclosing Party, in its sole and absolute discretion, may determine to furnish to another party (in such capacity, the "Recipient"), the parties hereto, intending to be legally bound, agree to comply with the terms and conditions set forth below:

          1. Confidential Information. All "Confidential Information" (defined
             ------------------------
below) that the Disclosing Party or any of its "Representatives" (defined below) furnishes to the Recipient or any of its Representatives (including without limitation any such information furnished prior to the date of this Agreement) shall be used by the Recipient and its Representatives solely in connection with the Stated Purpose and not for any other purpose without the prior written permission of the Disclosing Party. The Recipient shall take reasonable steps to ensure that all Confidential Information of the Disclosing Party is kept confidential; provided, however, that such information may be disclosed to those representatives, counsel, directors, officers, employees and agents (each, a "Representative," and collectively, the "Representatives'') of the Recipient who have a need to know such information in connection with the Stated Purpose only if each such Representative is informed by the Recipient of the confidential nature of such information and of the confidentiality undertakings of the Recipient contained herein. The Recipient shall be responsible for any breach of this Agreement by its Representatives and will, at its sole expense, take all reasonable steps (including but not limited to court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure of the Confidential Information.

          As used herein, "reasonable steps" means the steps that the Recipient takes to protect its own, similar confidential and proprietary information, which shall not be less than a reasonable standard of care.

          As used herein, "Confidential Information" means any of the Disclosing Party's proprietary or confidential information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, service plans, services, customer lists and customers, markets, software, developments inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, finances and other business information, and any notes, analyses, compilations, studies, or other documents that contain or reflect in whole or in part any such information, disclosed to the Recipient or its Representatives by or on behalf of the Disclosing Party or its Representatives, either directly or indirectly, in writing, orally, by drawings or inspection of documents or other tangible property or by any other form of communication, regardless of whether such information is conspicuously marked as being confidential. However, "Confidential Information" does not include any of the foregoing items which the Recipient can prove:


                   (i)   prior to disclosure, is known to the public;

                   (ii) after disclosure, becomes known to the public or otherwise ceases to be a trade secret, through no act or omission of the Recipient or its Representatives in violation of this Agreement;

                   (iii) is required to be disclosed pursuant to applicable
                         laws, rules or regulations or government requirement or court order (provided, however, that the Recipient shall promptly advise the Disclosing Party of its notice of any such requirement or order);

                   (iv) is already rightfully in the Recipient's possession at the time of disclosure (provided, however, that the source of such information was not known by the Recipient to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party or any other party with respect to such information);

                   (iv)  is independently developed by or for the Recipient; or

                   (vi) is received by the Recipient from a source other than the Disclosing Party whom the Recipient reasonably believes is not obligated to the Disclosing Party to keep the same confidential.

          2.       Ownership and Return of Confidential Information.  All
                   -------------------------------------------------
Confidential Information shall remain the property of the Disclosing Party. Any Disclosing Party may request at any time in writing the return of any Confidential Information, and the Recipient of such Confidential Information shall promptly deliver to the Disclosing Party all Confidential Information of the Disclosing Party, in whatever medium, including any and all copies thereof, and shall cause all summaries or synopses thereof and notes, analyses, compilations, studies and other such documents which constitute Confidential Information to be either delivered to the Disclosing Party or destroyed. Such destruction shall be confirmed in writing by the Recipient to the


                                      2.

Disclosing Party. Nothing in this Agreement shall be construed as granting any rights, by license or otherwise, to any Confidential Information disclosed.

          3.   Remedies.  Each party agrees that it would be impossible or
               ---------
inadequate to measure and calculate the another party's damages from any breach of the covenants set forth in this Agreement. Accordingly, the parties agree that if either party breaches any of such covenants, the non-breaching party will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. The parties further agree that no bond or other security shall be required in obtaining such equitable relief and each party hereby consents to the issuance of such injunction and to the ordering of specific performance. Such remedies will not be deemed to be the exclusive remedies for a breach of this Agreement but will be in addition to all other remedies available at law or in equity. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that either party or any of its Representatives has willfully breached this Agreement, then that party will be liable for, and will pay to the non-breaching party, the reasonable attorneys' fees incurred by the non-breaching party in connection with such litigation, including any appeal therefrom.

          4.   Severability. If any court determines that any provision of this
               ------------
Agreement is invalid, such determination will not affect the validity of any other provision of this Agreement, which will remain in full force and effect, and will be construed so as to be valid under applicable law.

          5.   Compelled Disclosure. In the event that the Recipient or any of
               --------------------
its Representatives becomes legally compelled to disclose any of the Confidential Information, it will (a) provide the Disclosing Party with prompt written notice so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement; (b) disclose only that portion of the Confidential Information which its legal counsel advises that it is legally required to disclose; and (c) endeavor to obtain assurances that confidential treatment will be accorded the Confidential Information so disclosed.


                                      3.

          6.   Miscellaneous. It is understood and agreed that no failure or
               -------------
delay by the Disclosing Party in exercising any right, power, or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder. It is further understood and agreed that this Agreement may not be amended except by an instrument signed by the party against whom enforcement is sought. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without giving effect to any conflict of laws provisions. Neither party may assign this Agreement without the prior written consent of the other, and any purported assignment in violation of this Agreement will be void. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of Schlumberger, MPI and CTM. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Confidentiality Agreement to be duly executed and delivered as of the day and year first written above.



                            SCHLUMBERGER TECHNOLOGIES, INC.



                            By:  /s/ Dieter Kraemer
                                 ---------------------------------
                                 Name:  Dieter Kraemer
                                 Title:  Director Global Materials


                            MICROELECTRONIC PACKAGING, INC.


                            By:  /s/ Andrew K. Wrobel
                                 ---------------------------------
                                 Name:  Andrew K. Wrobel
                                 Title:  President and CEO



                            CTM ELECTRONICS, INC.


                            By:   /s/ Denis J. Trafecanty
                                 ---------------------------------
                                 Name:  Denis J. Trafecanty
                                 Title:  Chief Financial Officer


                                      4.

                                   EXHIBIT B


GOODS AND SERV[CES TO BE PROVIDED BY SELLER
-------------------------------------------

Assembly of [*]
Assembly of [*]
Assembly of [*]
Assembly of [*]
Assembly of [*]
Assembly of [*]
Assembly of [*]
Assembly of [*]
Assembly of [*]
Repair of any module assembled by Seller

TECHNICAL SPECIFICATIONS FOR PRODUCTS AND SERVICES
--------------------------------------------------

Assembly          MPA#        Rev        SLB#        Rev
-----------       ----        ---        ----        ---

[*]               [*]         [*]        [*]         [*]
[*]               [*]         [*]        [*]         [*]
[*]               [*]         [*]        [*]         [*]
[*]               [*]         [*]        [*]         [*]
[*]               [*]         [*]        [*]         [*]
[*]               [*]         [*]        [*]         [*]
[*]               [*]         [*]        [*]         [*]
[*]               [*]         [*]        [*]         [*]
[*]               [*]         [*]        [*]         [*]


Note: These are top level drawings and it is understood that all sub-drawings are a part of the technical specifications for products and services.


INSPECTION PERIOD BY BUYER
--------------------------

Thirty days from receipt of goods.


[*] Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                                   EXHIBIT C

PRICING
-------


Product Name                         Selling Price
------------                         -------------

[*]                                       [*]
[*]                                       [*]
[*]                                       [*]
[*]                                       [*]
[*]                                       [*]
[*]                                       [*]
[*]                                       [*]
[*]                                       [*]
[*]                                       [*]


[*]

     Unreparable after evaluation         [*]
     Minor repair (replace component,
     smashed wire)                        [*]



[*]

     Unreparable after evaluation         [*]
     Minor repair (replace up to 10 edge
     pins, replace components, smashed
     wires)                               [*]
     Replace all edge pins                [*]
     Replace memory chips                 [*]
     Replace Ric2, Dic2 die               [*]
     Replace Elic2, Essmic, Lcmic die     [*]



[*]
     Unreparable after evaluation         [*]
     Minor repair (replace up to 10 edge
     pins, replace components, smashed
     wires)                               [*]
     Replace all edge pins                [*]
     Replace memory chips                 [*]
     Replace Ric2, Dic2 die               [*]
     Replace Elic2, Essmic, Lcmic die     [*]



[*]
     Unreparable after evaluation         [*]
     Minor repair (replace up to 10 edge
     pins, replace components, smashed
     wires)                               [*]
     Replace all edge pins                [*]
     Replace one Ldl die                  [*]
     Each additional Ldl on same unit     [*]
     Replace Tgic die                     [*]

[*] Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

[*]
     Unreparable after evaluation         [*]
     Minor repair (replace relay, replace
     components, smashed wires)           [*]
     Replace Edge die                     [*]

[*]
     Unreparable after evaluation         [*]
     Minor repair (replace up to 10 edge
     pins, replace components, smashed
     wires)                               [*]
     Replace all edge pins                [*]
     Replace Essmic die                   [*]

[*]
     Unreparable after evaluation         [*]
     Minor repair (replace up to 10 edge
     pins, replace components, smashed
     wires)                               [*]
     Replace all edge pins                [*]
     Replace Essmic die                   [*]

[*]
     Unreparable after evaluation         [*]
     Minor repair (replace up to 10 edge
     pins, replace components, smashed
     wires)                               [*]
     Replace all edge pins                [*]
     Replace Dic, Ric, Elic die           [*]


DELIVERY TERMS
--------------

Four weeks from receipt of material


WARRANTY PERIOD
---------------

[*]                                       [*].



REPAIR DISPATCH TIME BY SELLER
------------------------------

Thirty days


SAFETY STOCK DEFINITION
-----------------------

Safety stock is the sum of (1) a lead time worth of material for a particular part, and (2) two additional weeks of time for shipping, receiving and inspection. The lead time will vary depending upon the particular part.

[*] Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.